Exhibit 99.2

No. RSG

RESTRICTED STOCK AWARD AGREEMENT

FOR NEWLY-ELECTED NON-EMPLOYEE DIRECTOR

Issued Under The

Cybex International, Inc.

2005 Omnibus Incentive Plan

THIS AGREEMENT, dated as of [                            ], is made between Cybex International, Inc., a New York corporation (the “Company”) and                                      (the “Director”).

WITNESSETH:

1. GRANT OF AWARD. Pursuant to the provisions Section 8A of the Cybex International, Inc. 2005 Omnibus Incentive Plan, as the same has heretofore been amended and may in the future be amended, modified and supplemented (the “Plan”), the Company hereby grants to the Director as of the date first above written, subject to the terms and conditions of the Plan, including said Section 8A, and subject further to the terms and conditions herein set forth, an award of [            ] shares of common stock, par value $.10 per share, of the Company (the “Restricted Stock”).

2. TERMS AND CONDITIONS. It is understood and agreed that the award evidenced by this Agreement is subject to the following terms and conditions:

a. Restrictions. The Director shall be entitled to exercise and enjoy all rights and entitlements of ownership of the Restricted Stock, including the right to vote such Restricted Stock on all matters which come before the stockholders of the Company and the right to receive dividends and other distributions thereon, except that until the period of restriction applicable to the Restricted Stock lapses (as provided in Section 2(b) hereof) the following restrictions shall apply: (i) one or more stock certificates representing the Restricted Stock and bearing such legend as may be required by the Committee (as defined in the Plan) will be issued in the Director’s name but will be held in custody by the Company; (ii) the Director will not sell, transfer, assign, give, place in trust, or otherwise dispose of or pledge, grant a security interest in, or otherwise encumber the Restricted Stock and any such attempted disposition or encumbrance shall be void and unenforceable against the Company; (iii) dividends and other distributions on the Restricted Stock will be subject to the provisions set forth in Sections (2)(c) and 5 hereof; and (iv) subject to Section 2(d) hereof, upon termination of the Director’s status as a member of the Board of Directors of the Company for any reason whatsoever, with or without cause, voluntarily or involuntarily other than by reason of the Director’s death or disability (as determined by the Committee in its sole and absolute discretion) all shares of Restricted Stock as to which the applicable period of restriction has not then lapsed will be forfeited and returned to the Company, and all rights of the Director or the Director’s heirs in and to such shares and dividends thereon will terminate, unless the Committee determines otherwise in its sole and absolute discretion.

b. Lapse of Restrictions. The Restricted Stock will vest in three equal annual installments, commencing with the first anniversary of the date of this grant. If the Director remains a member of the Company’s Board of Directors on an installment date, the period of restriction with respect to the shares of Restricted Stock which become vested on such date will thereupon lapse; provided, however, that upon the earlier death or the total disability (as determined by the Committee in its sole and absolute discretion) of the Director the period of restriction with respect to all shares of Restricted Stock will thereupon lapse.

c. Dividends and Other Distributions. Cash dividends, if any, that are declared on each share of Restricted Stock prior to the lapse of the period of restriction applicable thereto in accordance with Section 2(b) hereof, will be paid in the name of the Director and will be delivered to the Director by the Company, as soon as practicable following the payment thereof. Stock dividends or other distributions, if any, that are declared on each share of Restricted Stock prior to the lapse of the period of restriction applicable thereto in accordance with Section 2(b) hereof, will be issued in the name of the Director but will be subject to the same restrictions as the Restricted Stock and will be held in custody by the Company until the period of restriction applicable to the Restricted Stock lapses (as provided in Section 2(b) hereof).

d. Change in Control. Notwithstanding the foregoing provisions of this Section 2, if there is a Change in Control (as defined in the Plan) of the Company, the period of restriction with respect to all shares of Restricted Stock will thereupon lapse.

e. Delivery of Shares Representing Restricted Stock. Subject to the provisions of Sections 3, 4, and 5 hereof, upon the lapse of the period of restriction applicable to shares of Restricted Stock in accordance with the terms of this Section 2, the Director shall become entitled to receive a stock certificate evidencing such shares and the restrictions referred to in Section 2(a) hereof shall become null and void and cease to exist with respect to such shares.

3. REGULATORY COMPLIANCE AND LISTING. The issuance or delivery of any stock certificates representing shares of Restricted Stock may be postponed by the Committee for such period as may be required to comply with any applicable requirements under the federal or state securities laws, any applicable listing requirements of any national securities exchange or the NASDAQ National Market System, and any applicable requirements under any other law, rule or regulation applicable to the issuance or delivery of such shares, and the Company shall not be obligated to deliver any such shares of Restricted Stock to the Director if either delivery thereof would constitute a violation of any provision of any law or of any regulation of any governmental authority, any national securities exchange or the NASDAQ National Market System, or the Director shall not yet have complied fully with the provisions of Section 5 hereof.

4. INVESTMENT REPRESENTATIONS AND RELATED MATTERS. The Director hereby represents that the Restricted Stock awarded pursuant to this Agreement is being acquired for investment and not for sale or with a view to distribution thereof. The

Director acknowledges and agrees that any sale or distribution of shares of Restricted Stock as to which the period of restriction has lapsed may be made only in compliance with the Securities Act of 1933, as amended (the “Securities Act”). The Director hereby consents to such action as the Committee or the Company deems necessary or appropriate from time to time to prevent a violation of, or to perfect an exemption from, the registration requirements of the Securities Act or to implement the provisions of this Agreement, including but not limited to placing restrictive legends on certificates evidencing shares of Restricted Stock (whether or not the period of restriction applicable thereto has lapsed) and delivering stop transfer instructions to the Company’s stock transfer agent.

5. WITHHOLDING. The Director acknowledges that the Company may have certain withholding obligations with respect to the Director’s receipt of (or the lapse of the period of restriction on) the shares of Restricted Stock. The Director shall pay to the Company such amounts as the Company is required to withhold in excess of such total amount otherwise payable to the Director, as and when required by law.

6. NO RIGHT TO CONTINUATION OF RELATIONSHIP. This Agreement does not confer upon the Director any right to continued membership on the Company’s Board of Directors or any other relationship with the Company or any of its subsidiaries or affiliated companies.

7. ADDITIONAL TERMS.

a. Construction. The Plan and this Agreement will be construed by and administered under the supervision of the Committee, and all determinations of the Committee will be final and binding on the Director.

b. Dilution. Nothing in the Plan or this Agreement will restrict or limit in any way the right of the Board of Directors of the Company to issue or sell stock of the Company (or securities convertible into stock of the Company) on such terms and conditions as it deems to be in the best interests of the Company, including, without limitation, stock and securities issued or sold in connection with mergers and acquisitions, stock issued or sold in connection with any stock option or similar plan, and stock issued or contributed to any qualified stock bonus or employee stock ownership plan.

c. Authorization. The Director hereby irrevocably appoints the Company and each of its officers, employees and agents as the Director’s true and lawful attorneys with power (i) to sign Director’s name and on Director’s behalf stock certificates and stock powers covering some or all of the Restricted Stock and such other documents and instruments as the Committee deems necessary or desirable to carry out the terms of this Agreement and (ii) to take such other action as the Committee deems necessary or desirable to effectuate the terms of this Agreement. This power, being coupled with an interest, is irrevocable. The Director agrees to execute such other stock powers and documents as may be reasonably requested from time to time by the Committee to effectuate the terms of this Agreement.

d. Bound by Plan. The Director hereby agrees to be bound by all of the terms and provisions of the Plan, a copy of which is available to the Director upon request.

e. Notices. Any notice hereunder to the Company or the Committee shall be addressed to Cybex International, Inc., 10 Trotter Drive, Medway, Massachusetts 02053, Attention: Chief Financial Officer, and any notice hereunder to the Director shall be addressed to the Director at 10 Trotter Drive, Medway, Massachusetts 02053, subject to the right of any party hereto to designate at any time hereafter in writing some other address.

f. Counterparts. This Agreement may be executed in counterparts each of which taken together shall constitute one and the same instrument.

g. Governing Law. This Agreement, which constitutes the entire agreement of the parties with respect to the Restricted Stock, shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to principles of conflicts of law.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by a member of the Committee and the Director has executed this Agreement, both as of the day and year first above written.

CYBEX INTERNATIONAL, INC.

By:
John Aglialoro, Chairman & CEO

Director Signature

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